Exhibit 99.1

MONTHLY SUMMARY HIGHLIGHTS

FEBRUARY 2008
➢	Fannie Mae’s Book of Business grew at a compound annualized rate of 19.5 percent in February.

➢	Fannie Mae MBS and Other Guarantees rose at a compound annualized rate of 21.4 percent during the month.

➢	Total Fannie Mae MBS Issuances were $69.4 billion in February.

➢	Net Retained Commitments were $7.8 billion in February.

➢	The conventional Single-Family Serious Delinquency Rate rose eight basis points in January to 1.06 percent (latest data available). The Multifamily Serious Delinquency Rate rose two basis points to 0.10 percent in January.

➢	The Effective Duration Gap on Fannie Mae’s portfolio averaged plus two months in February.
REGULATORY ANNOUNCEMENTS
➢	On March 19, 2008, OFHEO announced that Fannie Mae is in full compliance with its Consent Order and concluded that it is appropriate to reduce immediately the existing 30 percent OFHEO-directed capital requirement to a 20 percent level.

TABLE 1. TOTAL BOOK OF BUSINESS COMPONENTS ($ in Millions) 1

	Gross Mortgage		Total Fannie Mae MBS		Fannie Mae MBS
	Portfolio	+	and Other Guarantees	-	in Portfolio	=	Total Book	Compounded	New Business
	[Table 3]		[Table 4]		[Table 5]		of Business	Growth Rate	Acquisitions

February 2007	$712,145		$2,130,622		$284,191		$2,558,577	7.8%	$50,158
March 2007	712,806		2,150,759		277,848		2,585,717	13.5%	60,455
April 2007	710,586		2,167,274		275,253		2,602,608	8.1%	52,690
May 2007	718,257		2,198,466		274,360		2,642,363	20.0%	66,387
June 2007	722,475		2,222,813		274,507		2,670,782	13.7%	64,039
July 2007	729,840		2,249,638		277,468		2,702,010	15.0%	66,368
August 2007	728,886		2,279,451		274,638		2,733,698	15.0%	65,029
September 2007	723,813		2,305,962		267,397		2,762,378	13.3%	66,497
October 2007	732,291		2,336,005		264,959		2,803,337	20.0%	66,330
November 2007	722,032		2,373,652		258,679		2,837,005	15.4%	63,724
December 2007	723,976		2,421,566		255,947		2,889,595	24.7%	73,383
Full Year 2007	$723,976		$2,421,566		$255,947		$2,889,595	14.3%	$746,119

January 2008	$720,985		$2,442,947		$253,404		$2,910,528	9.0%	$53,986
February 2008	721,579		2,482,790		250,332		2,954,037	19.5%	78,372
YTD 2008	$721,579		$2,482,790		$250,332		$2,954,037	14.1%	$132,358

TABLE 2. PORTFOLIO COMMITMENTS ($ in Millions)1

TABLE 3. GROSS MORTGAGE PORTFOLIO ($ in Millions)1

	Commitments	Commitments	Net Retained
	to Purchase, Net	to Sell	Commitments

February 2007	$23,233	$(13,256)	$9,977
March 2007	27,723	(13,630)	14,093
April 2007	20,110	(8,420)	11,689
May 2007	29,600	(12,077)	17,523
June 2007	33,297	(9,197)	24,100
July 2007	34,416	(15,896)	18,520
August 2007	44,259	(43,802)	457
September 2007	40,214	(26,589)	13,625
October 2007	26,030	(17,803)	8,227
November 2007	28,874	(33,423)	(4,549)
December 2007	20,759	(9,444)	11,315
Full Year 2007	$351,723	$(225,670)	$126,053

January 2008	$24,652	$(18,365)	$6,287
February 2008	25,063	(17,268)	7,795
YTD 2008	$49,715	$(35,633)	$14,082

				Compounded	Annualized
Purchases [2]	Sales	Liquidations	End Balance	Growth Rate	Liquidation Rate

$10,359	$(9,555)	$(10,101)	$712,145	(14.4%)	(16.80%)
16,452	(5,505)	(10,286)	712,806	1.1%	(17.33%)
9,964	(2,111)	(10,073)	710,586	(3.7%)	(16.96%)
21,776	(3,640)	(10,466)	718,257	13.8%	(17.67%)
16,936	(2,341)	(10,378)	722,475	7.3%	(17.34%)
21,219	(4,588)	(9,266)	729,840	12.9%	(15.39%)
16,429	(7,690)	(9,692)	728,886	(1.6%)	(15.94%)
11,926	(7,944)	(9,055)	723,813	(8.0%)	(14.91%)
20,957	(3,905)	(8,574)[3]	732,291	17.3%[3]	(12.74%)[3]
13,997	(16,279)	(7,977)	722,032	(15.6%)	(13.07%)
12,796	(3,550)	(7,302)	723,976	3.3%	(12.14%)
$182,471	$(69,034)	$(113,860)	$723,976	(0.1%)	(15.72%)

$8,913	$(4,541)	$(7,363)	$720,985	(4.8%)	(12.20%)
11,593	(3,347)	(7,652)	721,579	1.0%	(12.74%)
$20,506	$(7,888)	$(15,015)	$721,579	(2.0%)	(12.44%)

TABLE 4. FANNIE MAE GUARANTEED SECURITIES AND MORTGAGE LOANS ($ in Millions)1

				Fannie Mae	Other		Total Fannie Mae			Fannie Mae
	Total Fannie Mae MBS			MBS Annualized	Fannie Mae		MBS and Other	Compounded	Mortgage	Guaranteed Securities
	Issuances [4]	Liquidations	End Balance	Liquidation Rate	Guarantees		Guarantees	Growth Rate	Loans	and Mortgage Loans
February 2007	$41,679	$(28,065)	$2,106,871	(16.09%)	$23,750		$2,130,622	8.3%	$282,586	$2,413,208
March 2007	46,756	(26,497)	2,127,130	(15.09%)	23,629		2,150,759	11.9%	285,304	2,436,063
April 2007	45,833	(30,099)	2,142,864	(16.98%)	24,410		2,167,274	9.6%	286,262	2,453,536
May 2007	50,915	(30,430)	2,163,349	(17.04%)	35,117		2,198,466	18.7%	291,299	2,489,765
June 2007	53,130	(31,794)	2,184,685	(17.64%)	38,128		2,222,813	14.1%	292,997	2,515,810
July 2007	56,129	(28,932)	2,211,883	(15.89%)	37,756		2,249,638	15.5%	295,314	2,544,953
August 2007	56,690	(26,611)	2,241,962	(14.44%)	37,489		2,279,451	17.1%	298,151	2,577,602
September 2007	58,385	(32,367)	2,267,980	(17.32%)	37,982		2,305,962	14.9%	301,289	2,607,251
October 2007	49,424	(15,707)[5]	2,301,697	(10.03%)[5]	34,308	[5]	2,336,005	16.8%[5]	312,572 [6]	2,648,577
November 2007	62,582	(24,762)	2,339,517	(12.91%)	34,135		2,373,652	21.1%	317,579	2,691,231
December 2007	64,015	(23,541)	2,379,991	(12.07%)	41,575		2,421,566	27.1%	323,016	2,744,582
Full Year 2007	$629,527	$(328,365)	$2,379,991	(15.80%)	$41,575		$2,421,566	15.2%	$323,016	$2,744,582

January 2008	$49,081	$(25,910)	$2,403,162	(13.06%)	$39,785		$2,442,947	11.1%	$324,100	$2,767,047
February 2008	69,376	(27,023)	2,445,515	(13.49%)	37,275		2,482,790	21.4%	328,328	2,811,118
YTD 2008	$118,457	$(52,933)	$2,445,515	(13.34%)	$37,275		$2,482,790	16.2%	$328,328	$2,811,118

Numbers may not sum due to rounding.	See Endnotes and Glossary on Page 3	Page 1 of 3

TABLE 5. MORTGAGE PORTFOLIO COMPOSITION ($ in Millions) 1

	Fannie Mae MBS in Portfolio
	Purchases	Sales	Liquidations	Securitizations [7]	End Balance

February 2007	$350	$(9,406)	$(3,682)	$1,531	$284,191
March 2007	1,342	(5,496)	(3,599)	1,411	277,848
April 2007	588	(2,111)	(3,591)	2,519	275,253
May 2007	3,627	(3,640)	(3,557)	2,677	274,360
June 2007	3,155	(2,236)	(3,645)	2,872	274,507
July 2007	7,796	(4,521)	(3,499)	3,185	277,468
August 2007	2,805	(7,646)	(3,274)	5,284	274,638
September 2007	202	(7,834)	(3,221)	3,612	267,397
October 2007	2,052	(3,822)	(2,667)	1,999	264,959
November 2007	1,108	(16,213)	(2,922)	11,747	258,679
December 2007	785	(3,550)	(2,610)	2,643	255,947
Full Year 2007	$24,909	$(68,402)	$(40,283)	$40,967	$255,947

January 2008	$699	$(3,908)	$(2,643)	$3,309	$253,404
February 2008	59	(3,160)	(2,509)	2,538	250,332
YTD 2008	$758	$(7,068)	$(5,152)	$5,847	$250,332

	Non-Fannie Mae
Mortgage	Mortgage Securities
Loans	Agency	Non-Agency

$282,586	$31,230	$114,137
285,304	31,118	118,537
286,262	30,896	118,176
291,299	31,084	121,514
292,997	32,151	122,820
295,314	33,136	123,922
298,151	33,088	123,009
301,289	32,614	122,513
312,572 [6]	32,808	121,952
317,579	33,032	112,742
323,016	32,983	112,030
$323,016	$32,983	$112,030

$324,100	$32,805	$110,676
328,328	32,651	110,268
$328,328	$32,651	$110,268

Mortgage Portfolio
End Balance
$712,145
712,806
710,586
718,257
722,475
729,840
728,886
723,813
732,291
722,032
723,976
$723,976

$720,985
721,579
$721,579

TABLE 6. LIQUID INVESTMENTS ($ in Millions) 1

	Liquid Investments
	End Balance

February 2007	$68,959
March 2007	66,830
April 2007	57,355
May 2007	55,650
June 2007	55,244
July 2007	59,231
August 2007	59,813
September 2007	41,918
October 2007	41,462	[8]
November 2007	35,478
December 2007	89,164
Full Year 2007	$89,164

January 2008	$95,249
February 2008	71,324
YTD 2008	$71,324

TABLE 7. DEBT ACTIVITY ($ in Millions) 9

Original Maturity
< 1 Year
End Balance

February 2007	$164,969
March 2007	160,901
April 2007	159,782
May 2007	162,161
June 2007	167,586
July 2007	169,128
August 2007	188,336
September 2007	156,527
October 2007	155,049 [10]
November 2007	151,599
December 2007	236,267
Full Year 2007	$236,267

January 2008	$257,986
February 2008	239,469
YTD 2008	$239,469

Original Maturity > 1 Year
	Maturities and		Foreign Exchange
Issuances	Redemptions	Repurchases	Adjustments [10]	End Balance

$17,129	$(16,527)	$(328)	$—	$605,420
22,013	(15,859)	(290)	—	611,284
17,049	(16,720)	(82)	—	611,531
20,988	(12,458)	(691)	—	619,370
16,043	(11,020)	(2,540)	—	621,853
15,422	(12,296)	(2,209)	—	622,770
12,306	(16,226)	(1,541)	—	617,309
9,723	(13,047)	(277)	—	613,708
14,420	(20,992)	(863)	2,592	608,865	[10]
16,245	(24,136)	(1,240)	18	599,752
12,606	(38,625)	(4,564)	(35)	569,134
$193,913	$(217,897)	$(15,217)	$2,575	$569,134

$29,086	$(50,961)	$(1,094)	$58	$546,223
30,046	(36,254)	—	31	540,046
$59,132	$(87,215)	$(1,094)	$89	$540,046

Total Debt
Outstanding

$770,389
772,185
771,313
781,531
789,439
791,898
805,645
770,235
763,914
751,351
805,401
$805,401

$804,209
779,515
$779,515

TABLE 8. INTEREST RATE RISK DISCLOSURES

TABLE 9. SERIOUS DELINQUENCY RATES

	Effective	Market Value Sensitivity [12]
	Duration Gap	Rate Level	Rate Slope
	(in months) [11]	Shock (50 bp)	Shock (25 bp)

February 2007	0	—	—
March 2007	(1)	—	—
April 2007	0	—	—
May 2007	0	—	—
June 2007	1	(1%)	0%
July 2007	1	(1%)	0%
August 2007	1	(1%)	0%
September 2007	0	(1%)	0%
October 2007	1	(1%)	(1%)
November 2007	1	(2%)	(1%)
December 2007	2	(2%)	(1%)

January 2008	1	(2%)	(1%)
February 2008	2	(3%)	0%

	Conventional Single-Family [13]
	Non-Credit	Credit
	Enhanced [14]	Enhanced [15]	Total [16]

January 2007	0.38%	1.86%	0.66%
February 2007	0.38%	1.84%	0.66%
March 2007	0.35%	1.74%	0.62%
April 2007	0.35%	1.74%	0.62%
May 2007	0.34%	1.75%	0.62%
June 2007	0.35%	1.81%	0.64%
July 2007	0.37%	1.91%	0.68%
August 2007	0.39%	2.00%	0.71%
September 2007	0.43%	2.18%	0.78%
October 2007	0.45%	2.31%	0.83%
November 2007	0.49%	2.51%	0.90%
December 2007	0.53%	2.75%	0.98%

January 2008	0.57%	2.95%	1.06%

Multifamily

Total [17]
0.10%
0.10%
0.09%
0.10%
0.11%
0.09%
0.10%
0.06%
0.08%
0.07%
0.08%
0.08%

0.10%

ADDlTlONAL INFORMATION
Under a consent order issued by Fannie Mae’s regulator, OFHEO, Fannie Mae was prohibited prior to March 1, 2008 from increasing the size of its mortgage portfolio, as measured by unpaid principal balance (UPB), which does not reflect GAAP adjustments, above a specified amount, except under certain circumstances at the discretion of OFHEO. Fannie Mae’s portfolio cap for the third quarter of 2007 was $735 billion. For the fourth quarter of 2007, the portfolio cap increased by 1 percent, and for each subsequent quarter, the portfolio cap increased by 0.5 percent, not to exceed 2 percent per annum. Except as described in the next sentence, compliance with the portfolio cap was determined by comparing the applicable portfolio cap to the cumulative average month-end portfolio balances since July 2007. For purposes of this calculation, OFHEO’s interpretation of this requirement set the July 2007 month-end balance at $725 billion. In addition, any net increase in delinquent loan balances in the retained portfolio after September 30, 2007 was not counted for purposes of determining Fannie Mae’s compliance with the portfolio cap.
OFHEO announced on February 27, 2008 that it would remove this portfolio cap on March 1, 2008.
The size of our portfolio may be constrained by market opportunities and regulatory capital requirements.

Numbers may not sum due to rounding.	See Endnotes and Glossary on Page 3	Page 2 of 3

ENDNOTES

1.	The end balances and business activity in this report represent unpaid principal balances (“UPB”), which do not reflect market valuation adjustments, allowance for loan losses, impairments, unamortized premiums and discounts and the impact of consolidation of variable interest entities. Amounts and rates shown for the periods after September 2007 reflect definitional changes and may, therefore, not be comparable to amounts and rates shown for prior periods. Please see notes 3, 5, 6, 8, and 10 and the Glossary below for more information about these changes.

2.	Includes capitalized interest.

3.	For October 2007, liquidations have been increased by $890 million, primarily to exclude from the end balance amounts that Fannie Mae now classifies as advances to lenders. The effect of this adjustment has been excluded in calculating growth and liquidation rates for October 2007.

4.	Includes Fannie Mae mortgage-backed securities (“Fannie Mae MBS”) issued from Fannie Mae’s mortgage portfolio. See Table 5 for monthly activity and balances for Fannie Mae MBS held in portfolio.

5.	For October 2007, “Total Fannie Mae MBS Liquidations” have been reduced by $3.2 billion, primarily to reflect Fannie Mae’ s reclassification of Ginnie Mae wraps from “Other Fannie Mae Guarantees” to “Fannie Mae MBS.” The effect of this adjustment has been excluded in calculating growth and liquidation rates for October 2007.

6.	For October 2007, “Mortgage Loans” has been reduced by $967 million primarily to exclude from the end balance advances to lenders, which were previously classified as loans.

7.	Represents new Fannie Mae MBS created from mortgage loans or non-Fannie Mae mortgage securities previously held in the mortgage portfolio. These amounts, included in the issuance balance in table 4, have been transferred from mortgage loans or non-Fannie Mae mortgage securities to Fannie Mae securities, and may be included in sales.

8.	Beginning with October 2007, “Liquid Investments” includes federal funds sold. Without this change, the end balance in October 2007 would have been $32.4 billion.

9.	Reported amounts represent the UPB at each reporting period or, in the case of the long-term zero coupon bonds, at maturity. UPB does not reflect the effect of debt basis adjustments, including discounts, premiums, and issuance costs.

10.	Beginning with October 2007, this report reflects current foreign exchange adjustments at the respective rates for the period. In addition, amounts after September 2007 reflect the reclassification of $2.2 billion from “Original Maturity < 1 Year” to “Original Maturity > 1 Year.” The $2.2 billion reclassification is reflected in “Foreign Exchange Adjustments” for October 2007. Also, beginning with October 2007, federal funds purchased are not included in “Original Maturity < 1 Year.” Federal funds purchased totaled $1.5 billion in October 2007.

11.	Beginning with June 2007, the effective duration gap is weighted based on the proportional fair value weightings of Fannie Mae’s assets and liabilities. In prior months, the duration gap was not calculated on a weighted basis.

12.	These measurements show the estimated loss in the pre-tax fair value of Fannie Mae’s assets and liabilities, including debt and derivatives, that would result from an immediate adverse change in the level of LIBOR rates and in the slope of the LIBOR yield curve, expressed in each case as a percentage of the latest available after-tax fair value of Fannie Mae’s net assets, adjusted for capital transactions. These measurements exclude the sensitivity of the guaranty business. For February 2008, the estimated average daily loss that would result from a rate level change was $1.1 billion and the estimated average daily loss that would result from a change in yield curve slope was $0.2 billion.

13.	Includes conventional single-family loans three months or more past due or in foreclosure process as a percent of the total number of conventional single-family loans. These rates are based on conventional single-family mortgage loans and exclude reverse mortgages and non-Fannie Mae mortgage securities held in our portfolio.

14.	Loans without primary mortgage insurance and/or other credit enhancements.

15.	Loans with primary mortgage insurance and/or other credit enhancements.

16.	Total conventional single-family serious delinquency rate includes non-credit enhanced and credit enhanced loans.

17.	Includes multifamily loans and securities 60 days or more past due and is calculated based on the UPB of delinquent multifamily loans owned by Fannie Mae or underlying Fannie Mae guaranteed securities, divided by the UPB of multifamily loans owned by Fannie Mae or underlying Fannie Mae guaranteed securities.

   GLOSSARY & OTHER INFORMATION

General
Risk Disclosures. In addition to the interest rate risk disclosures provided in Table 8, Fannie Mae’s most recent available information relating to subordinated debt, liquidity management, corporate risk ratings and credit risks is included in its most recent Form 10-K or Form 10-Q filed with the Securities and Exchange Commission.
Compounded Growth Rate. Monthly growth rates are compounded to provide an annualized rate of growth.
Table 1
Total Book of Business. Sum of the Gross Mortgage Portfolio balance and Total Fannie Mae MBS and Other Guarantees balance, less Fannie Mae MBS held in the mortgage portfolio.
New Business Acquisitions. Sum of MBS issuances and Mortgage Portfolio purchases less Fannie Mae MBS purchases and securitizations of mortgage loans previously held in portfolio.
Table 2
Portfolio Commitments. Represents mandatory commitments entered into during the month. Fannie Mae enters into forward commitments to purchase mortgage securities and mortgage loans, or to sell mortgage securities, for the mortgage portfolio. Purchase commitments typically require mandatory delivery and are subject to the payment of pair-off fees for non-delivery.
Commitments to Purchase, Net. Represents mandatory commitments to purchase mortgage loans and mortgage securities, net of mortgage loans for which a cash pair-off has been paid. Pair-offs occur when loans are not delivered against mandatory commitments.
Commitments to Sell. Represents mandatory commitments to sell mortgage securities.
Net Retained Commitments. Represents mandatory commitments to purchase, less commitments to sell, net of mortgage loans for which a cash pair-off has been paid.
Table 3
Gross Mortgage Portfolio. End balance represents the unpaid principal balance (“UPB”) of the mortgage portfolio that Fannie Mae holds for investment and liquidity purposes.
Purchases. Acquisition of mortgage loans and mortgage securities for the mortgage portfolio.
Sales. Sales of mortgage securities from the mortgage portfolio.
Liquidations. Represents the total amount of repayments, curtailments, payoffs, and foreclosures on mortgage loans and mortgages underlying securities held in the mortgage portfolio.
Annualized Liquidation Rate. The liquidation rate is calculated as liquidations divided by the prior period ending balance of the mortgage portfolio, annualized.
Table 4
Fannie Mae Guaranteed Securities and Mortgage Loans. Consists of securities and mortgage loans for which Fannie Mae manages credit risk. This table excludes non-Fannie Mae securities held in the mortgage portfolio, which are shown in Table 5.
Total Fannie Mae MBS. Includes Fannie Mae MBS, private label wraps, whole loan REMICs, and for periods after September 2007, Ginnie Mae wraps. Also includes Multifamily discount MBS (DMBS) that Fannie Mae guarantees, regardless of whether those MBS are held in the mortgage portfolio or held by investors other than Fannie Mae. If an MBS has been resecuritized into another MBS, the principal amount is only included once in this total.
Issuances. Represents the total amount of Fannie Mae MBS created during the month, including lender-originated issues and Fannie Mae MBS created from mortgage loans previously held in Fannie Mae’s portfolio. Fannie Mae MBS may be held in portfolio after their creation.
Liquidations. Represents the total amount of repayments, curtailments, payoffs, and foreclosures on mortgages underlying Fannie Mae MBS, including Fannie Mae MBS held in the mortgage portfolio.
Other Fannie Mae Guarantees. Outstanding balance of Fannie Mae guarantees, other than Fannie Mae MBS. This primarily consists of credit enhancements we provide on multifamily mortgage assets. Through September 2007, this also included Ginnie Mae wraps.
Annualized Liquidation Rate. The liquidation rate is calculated as liquidations divided by the prior period ending balance of total Fannie Mae MBS, annualized.
Table 5
Mortgage Portfolio Composition. Shows the primary components of Fannie Mae’s mortgage portfolio and activity relating to Fannie Mae MBS held in the mortgage portfolio.
Non-Fannie Mae Agency Securities. Represents mortgage-related securities issued by Freddie Mac and Ginnie Mae.
Non-Fannie Mae Non-Agency Securities. These are commonly referred to as “private-label securities.”
Table 6
Liquid Investments. Liquid investments serve as a source of liquidity for Fannie Mae and as an investment vehicle for surplus capital. This balance includes high-quality securities that are short-term or readily marketable, such as commercial paper, asset-backed securities, federal funds sold, and corporate floating rate notes. The balance shown includes cash equivalents but does not include cash balances or cash equivalents pledged as collateral that may be sold or repledged by the counterparty.
Table 7
Debt Activity. For more information about Fannie Mae’s debt activity, please visit www.fanniemae.com/markets/debt/debt_activity.
Table 8
Effective Duration Gap. The effective duration gap estimates the net sensitivity of the fair value of Fannie Mae’s assets and liabilities to movements in interest rates. This statistic is expressed as a number of months, based on the daily average for the reported month. Beginning with June, the methodology has been updated such that a duration gap of zero implies that the change in the fair value of assets from an interest rate move will be offset by an equal move in the fair value of liabilities, including debt and derivatives, resulting in no change in the fair value of the net assets. The calculation excludes any sensitivity of the guaranty business.
Market Value Sensitivity to Rate Level Shock (50bp). This measurement shows the estimated loss in pre-tax market value of Fannie Mae’s assets and liabilities, expressed as a percentage of the after-tax fair value of Fannie Mae’s net assets (calculated as described in Endnote (12) above), from an immediate adverse 50 basis point shift in the level of LIBOR rates. The measurement excludes any sensitivity of the guaranty business but the after-tax fair value of Fannie Mae’s net assets includes an estimate of the fair value of the guaranty business. Fannie Mae tracks the daily average of this measurement for the reported month.
Market Value Sensitivity to Rate Slope Shock (25bp). This measurement shows the estimated loss in pre-tax market value of Fannie Mae’s assets and liabilities, expressed as a percentage of the after-tax fair value of Fannie Mae’s net assets (calculated as described in Endnote (12) above), from an immediate adverse 25 basis point change in the slope of the LIBOR yield curve. To calculate the “adverse” change in the slope of the LIBOR yield curve, the company calculates the effect of a 25 basis point change in slope that results in a steeper LIBOR yield curve and the effect of a 25 basis point change in slope that results in a flatter LIBOR yield curve, and reports the more adverse of the two results. The measurement excludes any sensitivity of the guaranty business but the after-tax fair value of Fannie Mae’s net assets includes an estimate of the fair value of the guaranty business. Fannie Mae tracks the daily average of this measurement for the reported month.
Table 9
Serious Delinquency Rates. A measure of credit performance and indicator of future defaults for the single-family and multifamily mortgage credit books. We classify single-family loans as seriously delinquent when a borrower has missed three or more consecutive monthly payments, and the loan has not been brought current or extinguished through foreclosure, payoff, or other resolution. A loan referred to foreclosure but not yet foreclosed is also considered seriously delinquent. We include all of the conventional single-family loans that we own and that back Fannie Mae MBS in our single-family delinquency rate, including those with substantial credit enhancement. We classify multifamily loans as seriously delinquent when payment is 60 days or more past due.

For more information about Fannie Mae, please visit www.fanniemae.com or contact our Investor Relations Department at (202) 752-7115.